                              AMENDED AND RESTATED
                              --------------------
                   EXTENDIBLE REVOLVING TERM CREDIT FACILITY
                   -----------------------------------------

 This Agreement amends and restates in full the Loan Agreement dated March 17,
  1995 and the Amended and Restated Extendible Revolving Term Credit Facility
       Agreement dated June 28, 1996 between the Borrower and the Lender.

                                  May 29, 1997

BORROWER:                  Norcen Energy Resources Limited (Norcen).

FACILITY:                  Extendible Revolving Term Credit Facility.

AMOUNT:                    Cdn. $100,000,000 or the U.S. dollar equivalent.

PURPOSE: For general corporate purposes, including commercial paper backstop, capital expenditures, short term working capital needs, refinancing existing bank indebtedness and for Permitted Acquisitions.

LENDER:                    The Toronto-Dominion Bank

AVAILABILITY PERIOD:       The Facility will revolve and fluctuate for a period
                           of 364 days ("Revolving Period"), subject to renewal as provided below, followed by a 2 year non-revolving term loan ("Term Period") with a bullet payment at the end of the Term Period.

REPAYMENT:                 Revolving Period

                           The Revolving Period ends May 28, 1998. The Revolving Period may be extended from time to time at the Lender's sole discretion for up to 364 days, within 30 days after the Borrower's request which may not be made more than twice in any 12 month period. The Borrower's request for extension will include a restatement of the Representations and Warranties. No response from the Lender within 30 days of the request shall mean that an extension is not granted.

                           Term Period

                           The Term Period commences on the day after the last day of the Revolving Period and ends two years thereafter. Any underdrawn portion of the Facility will be canceled at the end of the Revolving Period. Any prepayment during the Term Period will constitute a permanent reduction of the Facility. For greater certainty, the rollover of a B/A or Libor Loan does not constitute a prepayment during the Term Period.

RANKING: All amounts outstanding under the Facility will be senior unsecured obligations of the Borrower ranking pari passu with all existing and future Senior Debt of the Borrower, other than indebtedness secured by Permitted Encumbrances which under applicable law ranks in priority thereto. The Facility will at all times rank senior to any existing or future Subordinated Indebtedness.

AVAILMENTS:                The Facility will be available by way of the
                           following:

                           o Canadian dollar prime loans ("Cdn. Prime Rate Loans");

                           o        US dollar base rate loans ("USBR
                                    Loans");

                           o        Canadian dollar bankers' acceptances
                                    ("B/A's");

                           o US dollar London interbank offer rate loans ("Libor Loans"); and

                           o US dollar or Canadian dollar letters of credit or guarantee.

CURRENCY EXCESS:           If at any time the Canadian dollar equivalent of all
                           outstanding advances based on the noon (Toronto time)
                           Bank of Canada exchange rate exceeds the available facility amount (a "Currency Excess"), the Borrower will repay forthwith Cdn. Prime Rate Loans or USBR
                           Loans until such time as the Currency Excess is eliminated. If a Currency Excess remains after repayment of all Cdn. Prime Rate Loans or USBR Loans, then the Borrower will:

                           1) collateralize dollar for dollar the Currency Excess with Canadian or US dollar deposits, or

                           2) repay any Libor Loans, as well as any expenses associated with breaking a Libor Loan prior to maturity, or

                           3)  any combination of the foregoing.

BORROWING AND

NOTICE PROVISIONS:         A)  The Borrower may borrow as follows:

                                    o        Cdn. Prime Rate Loans in minimum
                                             amounts of CSI million and
                                             multiples of $100,000 thereafter;

                                    o        USBR Loans in minimum amounts of
                                             US$I million and multiples of
                                             $100,000 thereafter;

                                    o        advances of B/A's will, subject to
                                             availability, be issued for periods
                                             of 30,60, 90, 120 or 180 days, or
                                             such other period as is agreed to
                                             by the Lender, in minimum amounts
                                             of C$1 million and multiples of
                                             C$100,000 thereafter unless other
                                             wise determined by the market for
                                             B/A's; and

                                    o        Libor Loans, with maturities of 1,
                                             2, 3 or 6 months, or such other
                                             period which as is agreed to by the
                                             Lender, in minimum amounts of US
                                             million and multiples thereof

                           B) The following notice provisions will apply to drawdowns, repayments, rollovers and conversions:

                               Prime Rate/USBR Loans

                                    o        up to $10,000,000; by 10:00 a m.
                                             (Calgary time), same Business Day
                                             notice is required;

                                    o        between $10,000,000 and
                                             $50,000,000; by 10:00 a.m.(Calgary
                                             time), one Business Day prior
                                             notice is required; and

                                    o        over $50,000,000; by 10:00 a.m.
                                             (Calgary time), 2 Business Days
                                             prior notice is required.

                               B/A's

                               To the extent that the Borrower markets the B/A's, no notice is required. Should the Borrower request the Lender to market the B/A's then the following notice provisions shall apply:


                                    o        same Business Day, 10:00 a.m.
                                             (Calgary time), notice is required.


                               LIBOR Loans

                                    o        3 banking days (in London and
                                             Calgary) prior notice.

                               The Borrower may repay any part of the
                               outstanding amount without penalty subject to applicable notice periods and provided that B/A's and Libor Loans may be repaid on maturity dates only, unless, in the case of Libor Loans, the Borrower pays the expenses associated with breaking the Libor Loan prior to maturity.

INTEREST RATES:            During Revolving Period: - Libor + 40 bp
                                                    - B/A Rate + 40 bp
                                                    - USBR
                                                    - Canadian Prime

                           Letters of Credit ("L/C")
                           and Letters of Guarantee

                           ("L/G"):                 - Financial L/C and/or L/G -
                                                      50 bp
                                                    - Non-Financial or
                                                      Performance L/C and L/G -
                                                      25 bp.
                                                    - All L/C and L/G's may be
                                                      renewed annually at the
                                                      discretion of the Lender
                                                      for an additional 1 year
                                                      term.

                           During Term Period:      - All rates increase by
                                                      12.5 bp

                           Interest based on Cdn. Prime Rate and USBR Loans will be calculated on a 365 or 366 day year, as applicable, and payable monthly in arrears on the last banking day of the month.

                           BA fees are payable at the time of endorsement and are calculated based on a 365-day or 366-day year.

                           Interest on Libor Loans will be based on the Telerate screen #3750 rate two days prior to funding and on a 360-day year. Interest is payable on rollover dates, or if the period of advance exceeds 3 months, interest will accrue and be payable on the day which is 3 months after the first day of such period, and on the last day of the Libor Loan.

                           Any interest rate based on a Period less than a year expressed as an annual rate for purposes of the Interest Act (Canada) is equivalent to such determined rate multiplied by the actual number of days in the calendar year in which same is to be ascertained and divided by the number of days in the period upon which it is based.

                           The Borrower will pay interest on all overdue amounts (including overdue interest) at the Interest Rate specified in this Agreement plus 1% per annum. All overdue interest is calculated on a daily basis and will be payable both before and after default, maturity and judgement.

FEES: Standby Fees of 10 bp will be paid quarterly in arrears on the undrawn portion of the Facility during the Revolving Period. For these purposes, the amount of borrowings outstanding in US Dollars will be notionally converted to Cdn. Dollars at the exchange rate in effect on the Business day prior to the due date for payment of Standby Fees.

EXPENSES:                  The Borrower will pay all reasonable costs and
                           expenses (including legal fees) incurred in connection with the review and preparation of the Facility Documents, the preservation and/or enforcement of any of the rights of the Lender under the Facility, and loss or expenses
                           (including legal fees) incurred by the Lender as a consequence of any failure to pay any stamp, registration or other tax to which the Facility may be subject.

CONDITIONS
PRECEDENT:                 A)  Conditions precedent to the acceptance and
                               implementation of this Agreement are the following:

                               1) officer's certificate stating that the
                                  Representations and Warranties are true and accurate in all material respects;

                               2) internal legal opinion stating that this

                                  Agreement is valid, binding and legally
                                  enforceable against the Borrower.

                           B)  Conditions precedent to subsequent
                               drawdowns, rollovers and conversions
                               will be as follows:

                               1) receipt of applicable notice; and

                               2) no Event of Default or Potential Event
                                  of Default has occurred or would occur
                                  as a result of such drawdown, rollover
                                  or conversion.

REPRESENTATIONS
AND WARRANTIES:            Representations and Warranties are the following:

                           1)  corporate existence of the Borrower;

                           2)  corporate power and legal capacity of
                               the Borrower to carry on business and
                               own assets;

                           3) corporate power and authorization of the Borrower to execute and deliver the Facility Documents and to perform covenants under the Facility Documents;

                           4)  Facility Documents have been duly
                               executed and delivered by the Borrower;

                           5)  Facility Documents create legal, valid,
                               binding and enforceable obligations of
                               the Borrower;

                           6)  the most recent audited consolidated
                               financial statements of the Borrower
                               (initially December 31, 1996), fairly
                               present the consolidated financial
                               condition of the Borrower, as at such
                               date and the results of operations for
                               the year ended, in accordance with GAAP
                               consistently applied, and since the most recent audited financial statements of the Borrower, there has been no material adverse change in the consolidated financial position or business operations of the Borrower;


                           7)  the Borrower has in full force and
                               effect such insurance policies in
                               amounts covering the properties and
                               operations of the Borrower as are
                               customarily held by similar corporations engaged in the same or similar businesses in the localities where the Borrower's properties and operations are located;

                           8)  no pending or threatened action, suit,
                               litigation, judgement or proceeding that has a reasonable likelihood of materially adversely affecting the Borrower's ability to repay or perform its obligations under the Facility Documents other than as disclosed in writing by the Borrower on or prior to the execution of the Facility Documents;

                           9) no known material environmental liability, actual or contingent which has not been provided for in the financial statements of Borrower in accordance with GAAP; compliance with environmental laws in all material respects; all necessary material permits, licenses and other consents required under environmental laws have been received and are in good standing, and properties are not the subject of any outstanding or threatened order or judgement alleging violation of Environmental Laws which if enforced against the Borrower would have a material adverse effect on the financial condition, operations or business of the Borrower;

                           10) unencumbered ownership and clear title to
                               assets except for Permitted Encumbrances;

                           11) all amounts outstanding under the Facility
                               rank at least pari passu in right of payment with the Borrower's other most senior unsecured Indebtedness, other than Indebtedness which is a preferred claim arising by operation of law or a Permitted Encumbrance; and

                           12) no Event of Default or Potential Event of
                               Default has occurred and is continuing.

GENERAL COVENANTS:         The Borrower will:

                           1) pay all amounts owing under the Facility when due;

                           2)  perform its obligations under the Facility

                               Documents;

                           3)  maintain its corporate existence;

                           4)  supply to the Lender on a regular basis:

                               a) annual audited consolidated financial
                                  statements of the Borrower prepared in
                                  accordance with GAAP, as soon as
                                  available but in any event within 120
                                  days of the end of each fiscal year;

                               b) quarterly unaudited consolidated
                                  financial statements of the Borrower
                                  prepared in accordance with GAAP, as
                                  soon as available but in any event
                                  within 90 days of the end of the first
                                  3-fiscal quarters of each fiscal year,
                                  in all cases stating comparative figures for the corresponding date and period in the previous fiscal year;

                               c) a compliance certificate as per Exhibit
                                  A within 120 days of the fiscal year end and within 90 days of the end of the first 3 quarters of each fiscal year showing the calculation of all Financial Ratios and including an officer's certificate stating that no Event of Default or Potential Event of Default has occurred;

                               d) Annual information forms or notices of
                                  material change which are required to be filed by the Borrower with any regulatory authority or securities exchange;

                           5) maintain the Interest Coverage Ratio and the Senior Debt to Capital Ratio (the "Financial Ratios") as follows:

                               a) Interest Coverage Ratio on a rolling 4
                                  quarter basis to be greater than 2.50
                                  times;

                               b) Senior Debt to Total Capital Ratio to be maintained below.60:1,

                               all Financial Ratios to be calculated quarterly on a consolidated basis, in accordance with GAAP;

                           6)  carry on and conduct its business in a
                               proper and efficient manner and in
                               compliance with applicable laws in all
                               material respects;

                           7)  maintain insurance policies covering
                               its material properties and operations as is customarily maintained by similar corporations engaged in the same or similar business;

                           8) not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith;

                           9)  not permit a merger with or into, or a
                               consolidation or amalgamation with, or transfer all or substantially all its assets to, another entity, other than a merger or amalgamation between the Borrower and a Wholly-Owned Subsidiary, or between Wholly-Owned Subsidiaries:

                               a) if an Event of Default or Potential
                                  Event of Default exists or would occur
                                  and be continuing immediately before and after giving effect to the transaction; and
                               b) unless the successor corporation:

                                  i)    agrees to be bound by the Facility
                                        Documents;

                                  ii) acknowledges the continuing validity and enforceability of the Facility Documents;

                                  iii)  represents and warrants that the
                                        transaction wi11 not adversely affect
                                        the rights and benefits afforded the
                                        Lender under the Facility Documents;

                                  iv) represents that the creditworthiness of the resulting, surviving or transferee entity is not materially weaker than the Borrower prior to such action; and

                                  v)    provides legal opinions confirming the
                                        matters set forth in paragraphs i), ii), and iii) above.

                           10) not permit any lien, mortgage, charge, hypothec,
                               pledge or any other security interest or

                               encumbrance on its property or assets, except for Permitted Encumbrances, unless at the same time or prior to securing any other Indebtedness, the Borrower grants security for this Facility which ranks equally and rateably with the other Indebtedness.

EVENTS OF DEFAULT:         Events of Default are as follows:

                           1)  nonpayment of principal when due;

                           2) nonpayment of interest or stamping fees due to the Lender for 5 days after the due date, and non-payment of standby fees, letter of credit fees or other fees due to the Lender in either case for 5 days after notice of nonpayment.

                           3) nonpayment of other amounts under the Facility within 30 days after notice from the Lender;

                           4) breach of covenant under the Facility which remains unremedied for 30 days after notice;

                           5)  materially incorrect or misleading
                               representation or warranty under the Facility when given;

                           6) cross default to any defaulted Indebtedness of the Borrower in excess of C$25 million and any applicable period of grace has expired;

                           7) bankruptcy, insolvency, cessation of business or other dissolution proceedings of the Borrower (30 day cure period if involuntary bankruptcy applies);

                           8) final judgement or order in excess of C$25 million is rendered against the Borrower which is not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within 60 days after the expiration of such stay; or

                           9) a lien or security interest in excess of $25 million is enforced against the property of the Borrower or a Wholly-Owned Subsidiary.

                           Upon the occurrence and continuance of an Event of
                           Default: the Lender may declare all Indebtedness under the Facility to be due and payable, and the Leader will have no obligation to make further advances, rollovers or conversions; the Lender will have right of set off upon the occurrence and continuance of an Event of Default; all Libor Loans and USBR Loans may, at the Lender's sole discretion, be converted to Cdn Prime Rate Loans at any time and B/A's and letters of credit must be collateralized by the Borrower in an escrow account; interest will be calculated at the default rate of 1% per annum above the Applicable Credit Spread; and, upon the occurrence and continuance of an Event of Default the Lender may arrange for an environmental audit at the expense of the Borrower.

INCREASED COSTS
AND CHANGE OF LAW:         Increased costs to the Lender in providing and
                           maintaining the Facility including those costs arising from capital adequacy requirements and change of law to be for the account of the Borrower. The Lender will not be obliged to provide advances if rendered illegal.

ASSIGNMENT:                The Lender reserves the right to sell, assign,
                           transfer or grant participation in the Facility, in whole or in part, with the consent of the Borrower (such consent not to be unreasonably withheld) provided that consent of the Borrower will not be required after an Event of Default or Potential Event of Default. Assignments will be permitted in minimum amounts equal to the lesser of (i) C$10,000,000; and (ii) the remaining commitment of the Lender.

                           The Borrower agrees to execute such further documentation as the Lender may request for the purpose of any assignment, sale or transfer of the Facility.

CANCELLATION:              The undrawn portion of the Credit Facility may be
                           cancelled without penalty upon 3 Business Days notice.

GOVERNING LAW:             Governing law will be the laws of the Province of
                           Alberta and Canada applicable therein.

In witness whereof the parties hereto, by executing this document, are agreeable to the terms and conditions as presented herein; Dated on, the 29 day of May, 1997.

THE TORONTO-DOMINION BANK


Per: /s/ Dean Ariss
     --------------
     Dean Ariss

Per: /s/
     --------------


NORCEN ENERGY RESOURCES LIMITED

Per: /s/ Robert J. Waters
     --------------------
     Robert J. Waters, Treasurer

Per:  /s/
     --------------------

                                  DEFINITIONS

"Applicable Credit Spread" means:
     - with respect to Canadian Prime Rate Loans...... nil
     - with respect to USBR Loans..................... nil
     - with respect to Libor Loans.................... 40 bp
     - with respect to B/A's.......................... 40 bp (stamping fee)

"B/A Rate" means the discount rate at which the Lender's B/A's are purchased by the Lender or sold into the market by the Borrower.

"Business Day" is a day, other than a Saturday or Sunday, on which the Lender is open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, and with respect to Libor Loans, in London England.

"Cashflow" means, in respect of the Borrower, the aggregate of Consolidated Net Earnings, Consolidated Interest Expense, Taxes and Non-Cash Items, all without duplication and determined in accordance with GAAP.

"Cdn. Prime" means the rate of interest per annum, based on a 365 day year, established and reported by the Lender to the Bank of Canada from time to time as its reference rate of interest for determination of interest rates which the Lender charges to customers of varying degrees of creditworthiness in Canada for Canadian dollar loans made by it in Canada. For purposes of this Facility, the Cdn. Prime will be the higher of the stated rate by the Lender or CDOR plus the Applicable Credit Spread.

"CDOR" means the average yield to maturity for bankers' acceptances which is quoted on Reuters Canadian Discount Offer Rate screen at 10:00 a.m. Toronto time on the applicable date of advance for B/A's having a term to maturity of 1 month.

"Consolidated Interest Expense" means consolidated interest, whether expensed or capitalized, in respect of Indebtedness determined in accordance with GAAP.

"Consolidated Net Earnings" means consolidated net income or loss as reported on the Borrower's consolidated statement of earnings excluding income from discontinued operations determined in accordance with GAAP.

"Consolidated Tangible Net Worth" means, on a consolidated basis determined in accordance with GAAP, at any time, the sum of:

          a) the Borrower's total shareholder equity; and
          b) Subordinated Indebtedness;
          less:
          c) any amounts of goodwill attributable to the Borrower.

"Facility Documents" means:

          a) this letter agreement between the Borrower and the Lender; and

          b) such other documents and certificates which in the opinion of the Lender, acting reasonably, are required to fully document or satisfy the terms and conditions herein contained.

"Fed Funds Rate" means the rate set forth in the Federal Reserve Bank of New York weekly statistical release designated at H.15(519), opposite the caption "Federal Funds (Effective)".

"Funded Debt" means all Indebtedness payable more than one year from the date of creation thereof including current maturities of such Indebtedness and Indebtedness which by its terms is renewable to a due date beyond one year; excluding Subordinated Indebtedness.

"GAAP" means generally accepted accounting principles which are in effect from time to time in Canada.

"Guarantees" means an undertaking to become liable for indebtedness for borrowed money as presented on consolidated financial statements of Borrower.

"Hostile Acquisition" means an offer to acquire shares of a corporation, which is required to be reported to an applicable securities regulatory authority, where the board of directors of the target corporation has not approved such offer nor recommended to the shareholders of the corporation that they sell their shares pursuant to the proposed offer,

"Indebtedness" means all items in the consolidated financial statements of the Borrower classified as liabilities for money borrowed in accordance with GAAP (and will include capitalized leases, and Guarantees or endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of indebtedness of others by the Borrower or a Wholly-Owned Subsidiary, to the extend required by GAAP).


"Interest Coverage Ratio" means Cashflow divided by Consolidated Interest
Expense.

"Libor" means the rate of interest per annum based on a 360 day year at which the Lender makes available United States dollars which are obtained by the Lender in the Interbank Euro Currency Market, London, England at approximately 10:00 a.m. (New York time) on the second Business Day before the first day of, and in an amount similar to, and for the period similar to the interest period of such advance.

"Non-Cash Items" means depreciation, depletion, amortization, foreign exchange translation gains or losses and other non-cash items included in the calculation of Consolidated Net Earnings as reported on the Borrower's consolidated statement of earnings as determined in accordance with GAAP.

"Permitted Acquisition" means a direct or indirect acquisition by the Borrower which is not a Hostile Acquisition.

"Permitted Encumbrances" means:

          a) any security interest, except on fixed assets or on shares of any Subsidiary or affiliate, given in the ordinary course of business to any bank or other financial institution, to secure indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred provided that the total indebtedness so secured does not exceed $25 million;

          b) any Purchase Money Mortgage;

          c) Risk Management Liens where the aggregate value of all cash and securities will not at any time exceed $25 million;

          d) any security interest on any petroleum and natural gas right, tangible assets associated therewith or the products derived therefrom or the proceeds of sale of such products, to secure production payments, royalties, carried interests and similar obligations or to secure obligations in connection with or necessarily incidental to commitments or purchase and sale of, or the transportation or distribution of, products derived from the petroleum and natural gas right, including without limitation forward sales;

          e) any security interest on any resource property of the Borrower that has not been in commercial production during the 12-month period ending on the date hereof, or has not been in commercial production during the 12-month period ending at the time of the imposition of such security to secure any indebtedness incurred for the development or improvement thereof or the development or improvement of any other resource property of the Borrower that has not been in commercial production during the 12-month period ending on the date hereof or has not been in commercial production during the 12-month period ending at the time of the imposition of such security;

          f) any security interest in favor of the government of any country in which the Borrower owns assets or carries on business or the government of any province, state, municipality or other political subdivision in any such country, or any department or agency of any such government, given pursuant to a contract, concession, lease, license, franchise, grant, permit or other instrument pertaining to such assets or business or required by applicable laws;

          g) liens for taxes, assessments or other governmental charges not yet due or, if due, the validity of which is being contested in good faith, and liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid by the Borrower;

          h) unless it constitutes an Event of Default, the lien of any judgement rendered or claim filed against the Borrower, which is being contested in good faith by the Borrower;

          i) undetermined or inchoate liens and charges (including builders', mechanics', warehousemen's carriers' and other similar liens) incidental to construction or current operations which relate to obligations not due or delinquent or which are being contested in good faith by the Borrower;

          j) liens incurred or created in the ordinary course of business on any particular petroleum and natural gas right and or on any tangible assets associated therewith as security, in favour of any other person who is conducting the exploration, exploitation, development or operation of the property or asset to which such petroleum and natural gas right relates, to secure payment by the Borrower of its proportion of the costs and expenses of such exploration, exploitation, development or operation incurred by such other person;

          k) any security interest given by the Borrower to a public utility or municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with utility or municipal services required for the operations of the Borrower in the ordinary course of its business;

          1) any security interest on a lease or other instrument permitting the extraction of substances other than crude oil, natural gas, natural gas liquids and related products by the Borrower, provided that any such lease does not interfere with the enjoyment by the Borrower of any petroleum and natural gas right;

          m) any renewal, refunding or extension of any security interest or encumbrance referred to in the foregoing clauses a) or 1) or of any security interest or encumbrance on any property in existence at the time of acquisition thereof, in which the indebtedness thereby secured after such renewal, refunding or extension is not increased and the security interest or encumbrance is limited in its recourse to the property originally subject thereto and any improvements thereon; and

          n) any security interest or encumbrance, other than those referred to in the foregoing clauses a) to m), created by the Borrower if, after giving effect to the creation of such security interest or encumbrance, the aggregate principal amount of the indebtedness secured thereby would not be greater than C$25,000,000.

"Potential Event of Default" means an event that would constitute an Event of Default with the giving of notice, lapse or time or both.

"Purchase Money Mortgage" means any mortgage, charge, hypothec, pledge or other security or encumbrance created upon any real or personal property acquired by the Borrower after the date hereof (or previously acquired and substantially unimproved) to secure or securing the whole or any part of the purchase price of such property (or, in the case of previously acquired and substantially unimproved property, the cost of the improvement thereof) or the repayment of money borrowed to pay the whole or any part of such purchase price or cost, or any vendor's privilege or lien on such property securing all or any part of such purchase price or cost, including title retention agreements and leases in the nature of title retention agreements.

"Risk Management Liens" means liens on cash or marketable securities of the Borrower granted in connection with any interest rate, foreign exchange or commodity risk management arrangements provided:

          a) the Borrower reasonably expects to produce sufficient commodities of the type in question in the ordinary course of business to fulfill such contracts; and

          b) the obligations secured by such Hens are not due and delinquent.

"Senior Debt" means all Funded Debt that ranks senior to Subordinated Indebtedness.

"Senior Debt to Total Capital Ratio" means, Senior Debt divided by Total
Capital.

"Subordinated Indebtedness" means Indebtedness that is subordinate in all circumstances including bankruptcy, in right of payment to Indebtedness under this Facility and Senior Debt.

"Subsidiary" means any corporation a majority of the shares carrying voting rights of which are at the time owned or controlled directly or indirectly by the Borrower.

"Taxes" means income taxes on the Borrower's consolidated statement of earnings determined in accordance with GAAP.

"Total Capital" means Senior Debt plus Consolidated Tangible Net Worth.

"USBR" or "US Base Rate" means the rate of interest per annum, based on a 365 day year, established by the Lender from time to time as a reference rate for the determination of interest rates that the Lender charges to customers of varying degrees of creditworthiness for US dollar loans made by it in Canada. For purposes of this Facility, the US Base Rate will be the higher of the stated rate by the Lender or the Fed Funds Rate plus 1%.

"Wholly-Owned Subsidiary" means any Subsidiary in which all of the issued and outstanding voting shares of each class of its capital are owned directly or indirectly by the Borrower except that director's qualifying shares need not be so owned.

* * * *